Exhibit 10.30

MASTER SERVICES AGREEMENT

This Master Services Agreement (together with all exhibits hereto, and amendments and addenda executed hereunder, the “MSA”) is made between the Data Center Licensor (as defined below), and THE CLOUD MINDERS, INC., a DELAWARE COMPANY (“Customer”), and is effective as of DECEMBER 9, 2024. H5 Data Centers, LLC, a Delaware limited liability company (“H5”), is signing this MSA for and on behalf of each Data Center Licensor and it is authorized to do so. This MSA describes the terms and conditions under which Data Center Licensor will provide all colocation and related services to Customer at the applicable Data Center Licensor data center (the “Data Center”) and shall apply to every Data Center Licensor who is or becomes a party to this MSA. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the applicable Data Center Licensor and Customer agree as follows:

Section 1. Data Center Licensor. H5 is signing this agreement for and on behalf of each Data Center Licensor, each of which is an affiliated entity to H5 and to each other. Each Data Center Licensor is the unique owner and/or operator of a Data Center and as such, each Data Center Licensor bears sole responsibility and liability for any agreements entered into for the particular Data Center for which it is the owner and/or operator. Customer shall be contracting for Services at a minimum of one (1) Data Center and so shall be contracting with each specific Data Center Licensor which is the owner and/or operator of the specific Data Center or Data Centers.

Therefore, a “Data Center Licensor” is the H5 affiliate named in a particular SOF (as defined below) as the Data Center Licensor thereunder, which is the party responsible for the provision of Services to Customer pursuant to the SOF in question. A particular Data Center Licensor shall only be responsible for each SOF relating to such Data Center Licensor and shall not be responsible for any other SOF (or this MSA as it relates thereto), as further described in Section 2 below.

H5’s signature on this MSA shall have the same force and effect as the signature of each Data Center Licensor on this MSA, and H5’s signature on an SOF, as the case may be, shall have the same force and effect as the signature of the applicable Data Center Licensor on such SOF, and each Data Center Licensor shall be deemed to have executed this MSA or such SOF, as the case may be. For the avoidance of doubt, a party that is a Data Center Licensor need not be a Data Center Licensor at the time this MSA is executed; once such party signs an SOF, as a Data Center Licensor, or H5 signs an SOF for and on behalf of such party as a Data Center Licensor, such Data Center Licensor shall be deemed to have signed this MSA as a Data Center Licensor.

Section 2. Multiple Data Center Licensors. Customer acknowledges and agrees that a Data Center Licensor shall only be responsible for its own particular SOFs, and this MSA shall only apply to a particular party that is a Data Center Licensor with respect to an SOF under which such party is the Data Center Licensor. Accordingly, notwithstanding anything to the contrary in this MSA, (a) a party that is a Data Center Licensor shall not have any responsibilities, obligations or liabilities whatsoever with respect to any SOF for which it is not the owner and/or operator; (b) the liability of each Data Center Licensor shall be several, and not joint and several, and Customer shall only look to a party that is the actual Data Center Licensor named in the SOF in question, and (c) Customer shall not have or bring any claim or other action whatsoever against any Data Center Licensor that is not the Data Center Licensor under the SOF that is the subject of the claim and/or action in question.

Notwithstanding anything to the contrary in this MSA, although H5 is signing this MSA for and on behalf of each Data Center Licensor, and may, from time to time, sign SOFs for and on behalf of a particular Data Center Licensor, H5 shall not have any responsibilities, obligations or liabilities whatsoever under or in connection with this MSA and/or any SOF, it being understood that H5 is only signing this MSA or an SOF, as applicable, in order to bind each applicable Data Center Licensor as a party to this MSA, or in order to bind a particular Data Center Licensor as a party to an SOF, as the case may be, and Customer shall not have or bring any claim (or other action) whatsoever against H5.

Section 3. Services. Data Center Licensor shall, directly or through subcontractors or agents, provide Customer with those colocation and related services (“Services”) identified on one (1) or more service order forms executed by Customer and Data Center Licensor hereunder (each, a “Service Order Form,” or “SOF”), subject to the terms and conditions of this MSA and such SOF which, upon mutual execution, shall become part of this MSA. Data Center Licensor will provision the Services identified on any mutually-executed SOF following credit approval, receipt of any security deposit as set forth in Section 6 below, and payment of all other amounts due under this MSA and each such SOF. Data Center Licensor will perform the Services in accordance with the service level agreement attached hereto as Exhibit A or, alternatively, any service level agreement attached and applicable to any SOF (the “SLA”).

Section 4. MSA and SOF Term. The term of this MSA shall commence on the Commencement Date and shall continue for the Term (as each are identified on the applicable SOF) or until terminated pursuant to Section 14 below. Data Center Licensor shall use commercially reasonable efforts to deliver the Services under the applicable SOF by the Commencement Date; provided, however, if Data Center Licensor fails to deliver such Services to Customer by the Commencement Date, Data Center Licensor shall not be subject to any liability, and such failure shall not affect the validity of this MSA nor the obligations of the parties under this MSA; the date that Data Center Licensor is able to deliver, and delivers, the Services of such SOF shall thenceforth be the Commencement Date (and, in such event, the length of Term of such SOF shall not be reduced thereby, and the scheduled expiration date shall be extended, if necessary, to provide for the full Term of such SOF). Unless either party notifies the other in writing not less than thirty (30) days prior to the expiration of the original or any renewal SOF Term that it intends to not renew any SOF, or unless earlier terminated pursuant to Section 14 below, the SOF will automatically renew for successive one (1) year periods pursuant to the same terms and conditions, unless otherwise expressly specified in any SOF. Where multiple SOFs are in existence, each SOF has an SOF Term.

Section 5. Invoicing and Payment

5.1    Initial Charges. One-time installation, set-up or non-recurring fees, the first month’s monthly service charges, and any security deposit required by Data Center Licensor, all as set forth on the SOF(s), are due and payable upon execution of the SOF by Customer.

5.2    Monthly Service Charges. Monthly service charges are billed in advance of the month in which Customer will receive Services, provided, however, that any usage and/or consumption-based charges, including but not limited to payments for burstable bandwidth services, are invoiced in arrears. Except as set forth in Section 5.1, payment with respect to Data Center Licensor invoices for non-usage and/or consumption-based charges is due and payable within thirty (30) days of the invoice date, without any right of set off. Payment with respect to usage and/or consumption-based charges is due and payable within ten (10) days of the invoice date. After providing five (5) business days’ written notice, if all service and other charges then due are not paid in full: (i) Customer shall pay interest on the past due amounts in the amount of one and one- half percent (1.5%) per month (or, if less, the maximum interest rate permitted by applicable law); (ii) Customer shall pay all costs of collection, including reasonable attorneys’ fees, court costs and collection agency fees; (iii) Data Center Licensor may suspend any and all Services (including access to the data center or Customer’s space in the data center) and require a fee to restart Services; and (iv) Data Center Licensor may exercise all other remedies available to it under this MSA and applicable law. The monthly service charges that are not usage and/or consumption-based charges, including but not limited to payments for burstable bandwidth services, shall be subject to a cumulative annualized three percent (3%) escalation, including during any renewal SOF term pursuant to Section 4 above.

5.3    Billing Disputes. Customer may withhold any disputed portion of an invoice provided that Customer submit to Data Center Licensor, within thirty (30) calendar days of the invoice date, a written statement providing adequate evidence of the billing error. Data Center Licensor will determine in good faith if there is an invoice error and will issue a credit to Customer if it confirms the error.

5.4    Taxes and Fees. Service charges are exclusive of applicable sales, use, and transaction privilege taxes, and taxes charged by a governmental entity against Data Center Licensor or Customer based on any determination that Data Center Licensor is providing, or has in the past provided a lease or license of real estate to Customer, which, if applicable, shall be paid by Customer upon demand and no later than fifteen (15) days after invoicing by Data Center Licensor. Customer shall be liable for and shall pay at least ten (10) days before delinquency (and Customer shall indemnify, defend and hold Data Center Licensor harmless for, from and against any claims arising out of, in connection with, or in any manner related to, all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in or used by Customer or its clients in or in connection with the Services. If any such taxes for which Customer or its clients are liable are levied or assessed against Data Center Licensor or Data Center Licensor’s property, and if Data Center Licensor elects to pay the same, Customer shall reimburse such amounts to Data Center Licensor, within ten (10) days of Data Center Licensor’s demand therefor. Customer agrees that notwithstanding anything to the contrary in this MSA, Data Center Licensor may identify Customer and its clients by name and address as an individual or entity having assets at the Data Center to any governmental authority having jurisdiction over the collection of property taxes relating to equipment installed in Customer’s colocation space or lease-taxes based on the colocation Services.

5.5    Modification of Services/Pricing. In the event that, during the term of this MSA or any SOF Term, there is a utility rate plan increase, Data Center Licensor shall have the right, effective immediately upon written notice, to increase Customer’s price for power Services, but only to such an extent to reasonably cover the additional cost to Data Center Licensor resulting from such utility rate plan increase. In addition, in the event that, during the term of this MSA or any SOF Term, any regulatory requirement, tax, or similar cost beyond the control of Data Center Licensor increases the cost of Services, Data Center Licensor shall provide Customer with notice of such price increase and Customer shall, within thirty (30) days after receipt of such notice, have the right to terminate the affected Service without payment of early termination charges. Upon notice to Customer, Data Center Licensor may modify or suspend Customer’s Services as necessary to comply with any law or regulation as reasonably determined by Data Center Licensor. In the event that it becomes necessary to relocate Customer’s equipment to another customer area within the Data Center, Customer agrees to cooperate in good faith with Data Center Licensor to facilitate such relocation and Data Center Licensor agrees to be responsible for any direct, out-of-pocket costs and expenses incurred by Customer in connection with any such relocation. Data Center Licensor will use commercially reasonable efforts to minimize and avoid any interruption to Customer’s Services in the event of such a relocation.

Section 6. Security Deposits. Data Center Licensor shall have the right to require Customer to make the security deposits identified on the applicable SOF as a condition of Data Center Licensor’s provision of Services, which deposit or deposits will be held by Data Center Licensor as security for payment of Customer’s charges for Services. No interest shall be earned on deposits, unless required by applicable state law. At such time as the provision of Service is terminated, the amount of the deposit will be credited to Customer’s account and any credit balance will be refunded.

Section 7. Customer Obligations

7.1    Customer’s Representations and Warranties. Customer represents and warrants that: (i) it is a corporation or other business entity authorized to do business pursuant to applicable law or an individual eighteen (18) years or older with full right and authority to enter into, execute, and perform its obligations under this MSA and that no pending or threatened claim or litigation known to it would have a material adverse impact on its ability to perform as required by this MSA.

7.2    Customer Obligations. Customer agrees that: (i) it will not sublease, sublicense, sell, resell, or offer for resale, any space in a rack, cabinet or cage or the Services in any manner, except as provided in Section 9 below; (ii) it will comply with all applicable laws, regulations and codes and will not use the Services in any manner which is in violation of any law, code, governmental regulation; (iii) all equipment, materials, cabling or other items placed or deployed by Customer or its clients will be installed and used in compliance with all applicable laws, regulations and manufacturer specifications; (iv) Customer will not permit any mechanic’s, material men’s or other liens to be filed against all or any part of the Data Center, its equipment or its facilities, for any labor or material furnished to Customer or its clients in connection with work of any kind performed at the Data Center or at the direction of Customer or its clients; (v) Customer’s Data (as defined below) will not violate or infringe the rights of others, including, without limitation, any patent, copyright, trademark, trade dress, trade secret, privacy, publicity, or other personal or proprietary right, or constitute a defamation or libel of Data Center Licensor or any third party; and (vi) Customer’s Data will not violate any laws to which Customer or Data Center Licensor may be subject or constitute a defamation or libel of Data Center Licensor or any third party and will not result in the obligation of Data Center Licensor to make payment of any third party licensing fees. “Customer’s Data” means the text, data, images, videos, sounds, photographs, illustrations, graphics, programs, code and other materials transmitted or stored by Customer, Customer’s clients and/or persons under Customer’s control through any Service provided hereunder.

7.3    Colocation Services. Colocation Services consist of: (i) Data Center Licensor granting Customer a nonexclusive right to install, operate and maintain Customer’s equipment in a space within the Data Center designated by Data Center Licensor for Customer’s use, as more particularly described on a SOF; and (ii) the provision of power and other services to such colocation space, as more particularly described on a SOF. Customer acknowledges that the Data Center is a shared space and that such shared space, other than Customer’s designated space, is not secure from others with authorized access to the Data Center. Customer will use Customer’s colocation space in a manner that will not disturb or interfere with the occupancy or use of any portion of the Data Center other than Customer’s space. Customer will not use any colocation space or the Data Center as a business location or work site by, among other things, housing personnel or receiving mail. Customer is responsible for ensuring that the manufacturer’s rated amperage for all equipment on any given electrical circuit does not exceed the amperage size of that circuit, and that the total running amperage per circuit, as measured by Data Center Licensor, does not exceed eighty percent (80%) of the amperage size for that circuit. Customer shall connect its equipment to any redundant power circuit Services ordered by Customer in a redundant manner and Customer’s electrical consumption for any pair of redundant power circuits, as determined by Data Center Licensor, shall at no time collectively exceed the capacity of one of such circuits in the redundant pair. If Customer violates this obligation, Customer shall not have any right to make any claim against Data Center Licensor for any credits under the SLA. Further, upon five (5) days' written notice, Data Center Licensor may, in addition to all other remedies herein, invoice Customer for secondary circuits as primary circuits for the remainder of the SOF Term for the Services at issue. Customer shall have no right or ability to provide its own power or power distribution other than as provided by Data Center Licensor to the space, as set forth in the applicable SOF. Unless Customer is in default of this MSA, Data Center Licensor will provide Customer with 24x7 key card access to the Data Center. Key cards will be issued in accordance with Data Center Licensor’s policies and procedures in effect from time to time, at Customer’s cost.

7.4    Compliance with Data Center Licensor Policies. Customer agrees to comply at all times with Data Center Licensor’s policies and procedures, including but not limited to its Acceptable Use Policy, its Data Center Facility Rules and Regulations, and other security procedures in place from time to time as available at Data Center Licensor’s website which is currently www.H5DataCenters.com. Customer shall be liable for any loss or damage to Data Center Licensor’s equipment, the Data Center, or other parties’ equipment due to its failure to follow such policies and procedures. In the event of Customer’s failure to comply with such policies, Data Center Licensor may suspend Customer’s access to the Service, in addition to such other remedies as Data Center Licensor may have at law or pursuant to this MSA, and all of the SLA shall be invalidated and Customer shall not be entitled to any credits that would otherwise be provided thereunder. Neither this MSA nor any Data Center Licensor policy requires that Data Center Licensor take any action against Customer or any other customer for violating the Acceptable User Policy, the Data Center Facility Rules and Regulations or any other policy, but Data Center Licensor is free to take any such action it sees fit.

7.5    Customer’s Equipment and Data. Customer, at its own cost and expense, shall protect and maintain its colocation space and the equipment placed in the Data Center pursuant to the Services, including its equipment and the equipment of its clients, and shall ensure that neither Customer nor its employees, agents, contractors or invitees damage any part of the Data Center, Customer’s colocation space, or any equipment located in or about the Data Center. Customer shall ensure at all times that empty rack units are covered by blanking panels, and if Customer does not comply with this policy, in addition to all other remedies, Data Center Licensor may, at Customer’s expense (labor and materials) with or without notice, install such blanking panels. Furthermore, Customer’s violation of this provision shall invalidate the SLA as it relates to temperature and humidity. At all times, Customer shall use data center cabling best practices and maintain the cabling in its colocation space in a first- class manner. Customer agrees that Data Center Licensor is not responsible for the installation, performance, compatibility, maintenance, or monitoring of equipment placed by Customer or its clients in the Data Center. Customer shall not allow any debris or supplies to be left in Customer’s colocation space or any common space in the Data Center at any time. Customer agrees to reimburse Data Center Licensor for any costs incurred for the removal of such items. Customer shall not maintain or permit any nuisances or violations of governmental laws, rules, regulations or ordinances with respect to the Data Center and shall ensure that its employees, agents or invitees shall not permit any explosive, flammable or combustible material or any hazardous or toxic materials, as defined under state, federal or local laws or regulations, to be located in or about the Data Center. Customer is solely responsible for Customer’s Data and the data that passes to Customer over the Internet via the Services, and Customer agrees that Data Center Licensor has no control over and no responsibility for all such data, whether it passes through Data Center Licensor’s network or not. Data Center Licensor shall have no liability to Customer for any breach of network security by any-third party action and/or any resulting transfer of Customer’s Data.

7.6    Bandwidth Services. If applicable, the specific bandwidth and, therefore, the speed or rate at which Customer may transmit and receive data via its Internet connection, is specified in the applicable SOF or SOFs. Customer acknowledges that incremental usage in excess of the bandwidth purchased is subject to available bandwidth on Data Center Licensor’s network. If specified in the applicable SOF or SOFs, Data Center Licensor will, on Customer’s behalf and expense, use commercially reasonable efforts secure IP address space for Customer. Unless otherwise agreed to in writing, IP addresses assigned to Customer by Data Center Licensor (including usernames and email addresses) will remain the property of Data Center Licensor or its provider, which Data Center Licensor or its provider may alter, reclaim or replace at any time, as it deems necessary. Customer agrees to provide to Data Center Licensor information as requested, regarding usage of IP address space assigned to Customer by Data Center Licensor. Estimated dates of completion are often dependent on parties other than Data Center Licensor, including local exchange carriers; therefore, such dates are provided on a “reasonable efforts” basis, but Data Center Licensor makes no guarantees regarding such dates. You agree and understand that the bandwidth services do not include any digital subscriber line service. This MSA does not include or contemplate the provision of local telephone access. Customer agrees to pay all burstable bandwidth service fees based upon Customer’s actual usage using the 95th percentile method.

Data Center Licensor or its third-party providers may interrupt bandwidth service during non-peak periods, as determined by Data Center Licensor or its third-party providers, to perform routine preventive maintenance. Data Center Licensor will use its best efforts to inform Customer before interrupting service to ensure that access loss is minimized. Bandwidth services are backed by the SLA. In the event of any interruption, outage, packet loss, or similar issue affecting bandwidth services, then Customer’s sole and exclusive remedy for such failure will be any credits provided for in the SLA.

Section 8. Data Center Licensor Equipment and Intellectual Property. Title to all equipment and goods provided to Customer for Customer’s use by Data Center Licensor in connection with provision of the Services shall remain with Data Center Licensor at all times and shall not be used by Customer for any purpose other than as intended in connection with provision of the Services. Customer shall not, and shall not permit others to tamper with, remove, alter, connect to, or disconnect, any Data Center Licensor equipment. To the extent that at any time during the term of this MSA, Data Center Licensor provides access, through the Internet, to Data Center Licensor’s computer software on Data Center Licensor servers, for the purposes of monitoring and/or otherwise managing the Services (“Data Center Licensor Software”), Customer acknowledges and agrees that such access is provided to Customer only for its internal business purposes related to the Services, and that Data Center Licensor retains all right, title, and interest in and to the Data Center Licensor Software, and this MSA does not grant Customer any intellectual property rights in or to the Data Center Licensor Software or any of its components. Without limiting the foregoing, Customer will not: (i) modify, create derivative works from, distribute, publicly display or perform, or sublicense the Data Center Licensor Software; (ii) use the Data Center Licensor Software in any way to allow third parties to use or exploit the Data Center Licensor Software; or (iii) reverse engineer, decompile, disassemble, or otherwise attempt to derive any of the Data Center Licensor Software’s source code. Data Center Licensor shall retain all right, title and interest in any intellectual property right provided to Customer in connection with the Services, including all trademarks, trade names, service marks, copyrights, software, documentation, inventions, designs, concepts or other intellectual property rights.

Section 9. Resale of Colocation Services. Notwithstanding Section 7.2 above, Customer may resell colocation Services to one or more clients of Customer during the term of such Services in accordance with the provisions of this Section 9 and upon written notice to Data Center Licensor. Customer agrees and acknowledges that it shall be fully liable to Data Center Licensor for its use and the use by each client of Customer of the Services and Customer’s colocation space at the Data Center. In this regard, Customer agrees that actions of each of its clients shall be deemed to be actions by Customer, and that the term Services as used in this MSA includes the resold Services. Customer will provide any necessary training with regard to the requirements of this MSA to those whom it allows to enter the Data Center. Customer shall, upon written request by Data Center Licensor, provide the identities of all clients of Customer with equipment collocated in Customer’s colocation space. Nothing in this Section 9 alters the way that Data Center Licensor charges Customer for Services or alters Customer’s obligations to pay for the Services as set forth in this MSA and all SOFs. Data Center Licensor will not bill any client of Customer directly for Services and Customer is solely responsible to pay for all of the Services, whether or not Customer receives any payment from its client(s) for the resold Services. No client of Customer shall have any right to receive any Services directly from Data Center Licensor under this MSA, nor shall any client of Customer have any right to make any claim against Data Center Licensor for any credits under the SLA. Customer’s permission to resell Services under this Section 9 is conditioned upon Customer receiving the written agreement of each client purchasing resold Services to abide by all restrictions placed upon Customer, and obligations undertaken by Customer, in this MSA and any applicable SOF, and each client of Customer complying with all such restrictions and obligations. No client of Customer shall have the right to sublease, sublicense, sell, resell, or offer for resale, any space in a rack, cabinet or cage or the Services in any manner without the written consent of Data Center Licensor.

Section 10. Disclaimer of Warranties

10.1    Agreement on Risk Allocation. Customer acknowledges and agrees that Data Center Licensor has set its prices and entered into this MSA in reliance on the warranties, limitations and disclaimers set forth herein which reflect an allocation of risk between the parties and forms an essential basis of the bargain between the parties.

10.2    DISCLAIMER OF WARRANTIES. CUSTOMER’S SERVICES ARE PROVIDED ON AN “AS IS” BASIS AND DATA CENTER LICENSOR EXCLUDES AND CUSTOMER HEREBY WAIVES ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND TITLE, AS WELL AS ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. DATA CENTER LICENSOR DOES NOT WARRANT OR GUARANTY THAT THE SERVICES WILL WORK WITHOUT FAULT, ERROR OR INTERRUPTION AND CUSTOMER’S SOLE REMEDY FOR SERVICES NOT IN CONFORMANCE WITH THE SLAs SHALL BE THE SERVICE CREDITS SET FORTH THEREIN. CUSTOMER ACKNOWLEDGES THAT THE DATA CENTER IS A SHARED SPACE AND CUSTOMER ACCEPTS THAT SUCH SHARED SPACE IS NOT SECURE FROM OTHERS WITH ACCESS TO THE DATA CENTER.

Section 11. LIMITATION OF LIABILITY

IN NO EVENT WILL DATA CENTER LICENSOR OR ITS AFFILIATES, OR EITHER OF THEIR OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, SUBCONTRACTORS, REPRESENTATIVES, MANAGERS, LANDLORDS AND/OR MORTGAGEES BE LIABLE TO CUSTOMER OR ANY AFFILIATE OR CLIENT OF CUSTOMER, AND CUSTOMER HEREBY WAIVES ANY CLAIMS AGAINST DATA CENTER LICENSOR FOR DAMAGES, DIRECT OR INDIRECT, ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, THE SERVICES PROVIDED BY A THIRD PARTY SERVICE PROVIDER CONTRACTED FOR DIRECTLY OR INDIRECTLY BY CUSTOMER RELATING TO THE SPACE OR THE DATA CENTER OR CUSTOMER’S SERVICES, CUSTOMER’S DATA, OR CUSTOMER’S USE OF CUSTOMER’S SPACE AND THE DATA CENTER, INCLUDING BUT NOT LIMITED TO DAMAGES RELATING TO SERVICE INTERRUPTIONS, DELAYS, TORTIOUS CONDUCT, ERRORS, DEFECTS, THE FAILURE TO FURNISH SERVICE, SOFTWARE DEFECTS, AND EQUIPMENT DEFECTS OR MALFUNCTIONS, PROVIDED HOWEVER, THAT DATA CENTER LICENSOR SHALL EXTEND SUCH CREDIT ALLOWANCES TO CUSTOMER AS DUE UNDER ANY APPLICABLE SLA.

NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS OR LOST REVENUES), WHETHER CAUSED BY THE ACTS OR OMISSIONS OF A PARTY’S EMPLOYEES OR REPRESENTATIVES, NEGLIGENCE, OR WILLFUL MISCONDUCT, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH DAMAGES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS MSA OR ANY SOF, DATA CENTER LICENSOR’S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER FOR ANY DAMAGES, LOSSES AND CAUSES OF ACTIONS WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS MSA OR THE SERVICES WILL BE LIMITED TO THE TOTAL AMOUNT OF MONTHLY RECURRING CHARGES PAID BY CUSTOMER TO DATA CENTER LICENSOR FOR THE TWELVE (12) MONTH PERIOD PRIOR TO THE EVENT OR EVENTS GIVING RISE TO SUCH LIABILITY.

Section 12. Indemnification by Customer. Customer will indemnify, defend, and hold the Indemnified Parties harmless against any Indemnified Claim, provided Data Center Licensor gives Customer prompt notice of such Indemnified Claim. Customer’s obligations set forth in the preceding sentence include, without limitation, retention and payment of attorneys and payment of court costs, as well as settlement at Customer’s expense, payment of judgments, or both. The “Indemnified Parties” are Data Center Licensor and its managers, officers, directors, shareholders, parents, subsidiaries, agents, insurers, successors, and assigns. An “Indemnified Claim” is any third-party claim (including but not limited to claims by Customer’s clients), suit, or proceeding against the Indemnified Parties arising out of, related to, Customer’s negligence or the negligence of its clients, Customer’s breach of this MSA, or the use of the Services by Customer or its clients.

Section 13. Insurance. Customer shall maintain the following insurance coverage: (i) Commercial General Liability insurance in an amount not less than TWO MILLION ($2,000,000) DOLLARS per occurrence/TWO MILLION ($2,000,000) DOLLARS aggregate which policy shall insure the hazards of the Data Center and Customer’s operations and the operations of its independent contractors thereon and contractual liability (including covering Customer’s indemnity obligation contained in this MSA); and (ii) standard form all-risk property insurance in an amount equal to the replacement cost of all equipment and other property and trade fixtures owned by Customer or a client of Customer, for which Customer is legally liable, or that was installed by Customer, on Customer’s behalf, or by a client of Customer or on that client’s behalf, and which is located in the Data Center. Customer shall furnish Data Center Licensor with a Certificate of Insurance evidencing such coverages and naming Data Center Licensor as an additional insured. Such insurance shall be primary and non-contributory with any insurance carried by Data Center Licensor. Further, if required by law, Customer shall also maintain Worker’s Compensation Insurance an amount not less than the statutory requirements in the state in which the Data Center is located. Customer will be solely responsible for ensuring that its agents (including consultants, contractors and subcontractors) maintain separate insurance at levels no less than those required herein above. Customer shall maintain insurance described in this paragraph throughout the term of this MSA and during any period during which any claims arising from or out of this MSA are or may be outstanding.

Section 14. Termination

14.1    Termination for Cause; Suspension. Data Center Licensor may suspend any and all services and/or terminate this MSA and any SOFs hereunder for cause in the event of Customer’s failure to pay amounts when due after five (5) business days' notice and failure to cure, or upon Customer’s insolvency, filing for bankruptcy or reorganization, failure to discharge an involuntary petition for bankruptcy within sixty (60) days after filing, or general assignment for the benefit of creditors. Either party may terminate this MSA and SOF(s) hereunder for cause in the event of material breach by the other party after thirty (30) days' notice and failure to cure. Notwithstanding the foregoing and without waiving any other right or remedy that Data Center Licensor may have under this MSA, in the event of a material breach by Customer that, in Data Center Licensor’s reasonable determination, is causing interference or damage to Data Center Licensor’s property, Data Center Licensor may suspend services immediately and terminate this MSA if the default is not cured by Customer within twenty-four (24) hours of notice.

14.2    Termination for Convenience. Either party may terminate this MSA for any reason or no reason upon thirty (30) days' notice provided that all Services have been provided and payments made pursuant to all SOFs and no SOFs are in effect. Customer may terminate any SOF for convenience upon thirty (30) days' notice, provided however, that on the effective date of such termination for convenience of a SOF, Customer will pay Data Center Licensor all amounts then due under such SOF plus the early termination charges provided in Section 14.3, unless expressly provided otherwise in the SOF being terminated. Data Center Licensor may terminate this MSA upon reasonable notice to Customer without constituting a breach upon any regulatory decision or governmental order requiring Data Center Licensor to suspend Service(s).

14.3    Early Termination Charges. If Customer terminates any Service prior to the end of any initial or renewal SOF Term, or Data Center Licensor terminates this MSA for cause pursuant to Section 14.1, Customer agrees to pay Data Center Licensor a termination charge for each open SOF equal to Customer’s monthly recurring charges for such SOF multiplied by the number of months remaining in the SOF term. The parties specifically agree that the damages which Data Center Licensor would incur arising from any breach or early termination of this MSA or any SOF by Customer are based upon future facts and conditions which are difficult for the parties to presently predict, anticipate, ascertain or calculate. The parties further agree that such liquidated damages, as determined herein, are based upon the best efforts of the parties to estimate the nature and amount of Data Center Licensor’s actual damages, are not penal in nature, and are intended to place Data Center Licensor in the same position it would have achieved, had this MSA and each SOF been fully performed by the parties according to the original terms.

14.4    Effects of Termination. Upon termination of this MSA (at which time all SOFs hereunder shall automatically terminate), or upon termination of any SOF hereunder, any and all payment obligations of Customer under this MSA and all terminated SOFs shall become immediately due and payable, and Data Center Licensor shall discontinue providing the related Services. Customer shall, at its expense, remove its equipment and will restore Customer’s colocation space to the condition existing at the commencement of the terminated Services and any equipment or property not removed within thirty (30) days will be removed and disposed of by Data Center Licensor at Customer’s expense, including costs incurred to repair or restore Customer’s colocation space. Under no circumstances will Data Center Licensor be liable for any loss or damage to Customer’s equipment or other property resulting from such removal and disposal. Customer agrees that in the event that Customer fails to pay any amounts owed to Data Center Licensor under this MSA or any SOF, in addition to any remedy available to it under this MSA or applicable law, Data Center Licensor may, without liability but upon notice, take possession of any Customer equipment and store it, at Customer’s expense until taken as full or partial satisfaction of any judgment or lien, or liquidate such equipment in a commercially reasonable manner and apply the proceeds of such liquidation to any and all amounts due under this MSA. The following provisions will survive termination of this MSA or any SOF: (i) any obligation of the Customer to pay for Services; (ii) Sections 5, 8, and 10 through 16 of this MSA; and (iii) any other provision of this MSA or any SOF that must survive termination to fulfill its essential purpose.

Section 15. Subordinate Agreement. Customer accepts that this MSA is subject and subordinate to any mortgage, deed of trust, or ground lease or master lease of Licensor and to any renewals, modifications, consolidation, refinancing, and extensions thereof. It is understood that the term “master lease” includes any lease by Data Center Licensor of space or services in the building where the Data Center resides from the owner of the building, and that Data Center Licensor’s interest in the Data Center may be that of lessee rather than owner. This provision is hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this MSA; provided, however, Customer shall, within ten (10) days after Data Center Licensor’s written request therefor, execute, acknowledge and deliver any documents reasonably requested by Data Center Licensor to assure the subordination of this MSA and any SOF to any of the same.

Section 16. Miscellaneous

16.1    Force Majeure. Except with respect to accrued payment obligations, neither party shall be liable for any failure of performance due to causes beyond such party’s reasonable control, including, but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, or governmental action; national emergencies, insurrections, riots, acts of terrorism or wars; unavailability of rights-of-way; or strikes (collectively a “Force Majeure Event”), provided however, the affected party shall use commercially reasonable efforts to eliminate such event.

16.2    Confidential Information; Marketing. The parties acknowledge that they will have access to certain confidential information of the other concerning business, plans, customers, technology, and products ("Confidential Information"). Each party agrees that it will not use in any way, for its own account or the account of any third party, nor disclose to any third party, any of the other’s Confidential Information and will take reasonable precautions to protect the confidentiality of such information, provided however, that Customer agrees that Data Center Licensor may refer to Customer and may briefly describe Customer’s business and presence in the Data Center in its marketing materials its website and Customer grants Data Center Licensor a limited, revocable license to use its trade names and trademarks only for this purpose. The provisions of this Section 16.2 shall not apply, however, to any information that: (i) is already in the public domain or becomes available to the public through no breach of this MSA by the receiving party; (ii) was lawfully in the receiving party’s possession prior to receipt from the disclosing party; (iii) is received independently from a third party free to lawfully disclose such information to the receiving party; (iv) is subsequently independently developed by the receiving party; (v) is required to be disclosed in order to not commit a violation of law, provided that the disclosing party must promptly notify the other party in writing prior to such disclosure; (vi) is disclosed pursuant to Section 5.4 hereto.

16.3    Non-Solicitation. During the term of this MSA and continuing for one (1) year after termination or expiration of this MSA, neither party shall knowingly directly or indirectly, solicit or attempt to solicit for employment, any persons employed by the other party.

16.4    No Lease; Lease Taxes. This MSA is for Service(s) only and is neither intended to nor does it constitute a lease, sublease, assignment, easement or other agreement relating to real property and gives Customer no right of title or ownership in Data Center Licensor’s real or personal property. Customer acknowledges and agrees that (i) it has been granted only a non-exclusive revocable license as set forth above, and (ii) it has no rights as a tenant or otherwise under any real property or landlord/tenant theory, laws, regulations, or ordinances. Notwithstanding the foregoing, in the event that any local, county or state governmental taxing authorities charge any lease-based taxes with respect to Customer’s presence in the Data Center, Customer agrees to pay such taxes upon invoice by Data Center Licensor or such authority.

16.5    Assignment or Transfer. Neither party may transfer or assign this MSA, or any of its rights or obligations hereunder without the other’s prior written consent, which will not be unreasonably withheld. Each party shall remain liable for nonpayment by its respective assignee or transferee. Notwithstanding the foregoing, Data Center Licensor may assign or transfer this MSA without notice to an affiliate or in connection with a sale of all or substantially all of its assets or line of business or location.

16.6    Notice. Notice shall be in writing to the address set forth on the applicable SOF and properly given: (i) immediately, if delivered in person, or electronic mail; (ii) after one (1) day, if sent by overnight courier; or (iii) after three (3) days, when sent by first class U.S. Mail.

16.7    Amendments. Any amendments to this MSA or any SOF must be in writing and executed by both parties.

16.8    Relationship of Parties. The parties are independent contractors and this MSA does not establish any partnership, joint venture, employment, franchise or agency relationship between them.

16.9    Severability. Should any provision of this MSA be held to be void, invalid, or inoperative, the remaining provisions of this MSA shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity and maintain the parties’ original intent.

16.10    No Waiver; All Rights Cumulative. Failure to enforce any provision of this MSA shall not be construed as a waiver. The parties’ rights shall be deemed cumulative, such that the exercise of one shall not preclude the exercise of others.

16.11    Third Party Beneficiaries. The parties do not intend any provision of this MSA to be enforceable by or to benefit any third party.

16.12    Headings. The titles and headings of the sections and subsections in this MSA are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of this MSA’s provisions.

16.13    Governing Law, Jurisdiction and Attorneys’ Fees. This MSA shall be governed by the laws of the state in which the Data Center is located. The jurisdiction and venue for actions related to this MSA shall be the State and Federal Courts located in the County in which the Data Center is located. The prevailing party in any action or proceeding in court or in a mutually agreed upon arbitration proceeding arising out of or related to this MSA shall be entitled to receive its reasonable attorneys’ fees and related costs from the other party.

16.14    Entire Agreement; Conflicts. This MSA and any other related documents executed hereunder, constitute the parties’ entire understanding and supersede any oral representations, understandings and offers related to the subject matter hereof. The terms contained in any SOF are incorporated into this MSA. To the extent that the terms of any SOF are inconsistent with the terms of this MSA, the SOF shall control.

16.15    Counterparts. This MSA may be executed in counterparts, including facsimile transmissions and/or electronic signatures, each of which shall be deemed an original against any party whose signature appears on such counterpart and all of which together shall constitute one and the same agreement.

16.16    Site-Specific Provision. At the applicable Data Center Licensor’s Phoenix data center located at 2600 W. Germann Rd., Chandler, AZ (the “Phoenix Data Center”), Customer may be entitled to a sales and use tax exemption for certain Customer equipment installed in the space by Customer (the “Arizona Sales Tax Exemption”), if, and only if, (1) Customer commits to at least 500 kW and (2) Customer participates in the program. Irrespective of Customer’s kW commitment at the Phoenix Data Center, Customer hereby agrees to provide Data Center Licensor with information and documentation regarding Customer’s capital investment at the Phoenix Data Center, including any capital leases involving equipment at the Phoenix Data Center related to the Arizona Sales Tax Exemption Program. Notwithstanding the foregoing or anything to the contrary herein, Data Center Licensor does not make any guaranty, representation or warranty whatsoever regarding the Arizona Sales Tax Exemption or the ability to qualify for or receive the same and Customer acknowledges and agrees that it may ultimately not receive the Arizona Sales Tax Exemption and Customer shall not have any rights or remedies whatsoever if Customer does not qualify for or receive the Arizona Sales Tax Exemption.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized representatives effective as of the date first written above.

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H5 Data Centers, LLC		Customer

By:	/s/ David Dunn	By:	/s/ Ankur Chatterjee

Name: David Dunn		Name: Ankur Chatterjee

Title: COO		Title: Chief Operating Officer

Date:12/9/2024		Date:12/09/2024